                                                               EXHIBIT 10.1

                              DEVELOPMENT AGREEMENT

This  Development  Agreement  (the  "Agreement")  is made as of the  27th day of
March, 2006 to be effective as of January 1, 2006 between Home Properties,  Inc.
(the "Company"), a Maryland corporation and Nelson Leenhouts ("Employee").

                                   WITNESSETH

WHEREAS,  the  parties  hereto  desire  to  establish  a formal  and  continuing agreement for the creation and oversight of a development  department within the
Company:

NOW THEREFORE, the Company and Employee hereby agree as follows:

1.   DEFINITIONS.

     "Affiliate" means any person,  corporation,  company,  partnership or other legal entity,  which controls,  is controlled by or is under common control with the Company.

     "Board of Directors" means the Board of Directors of Home Properties, Inc.

     "Development  Business"  means the creation,  operation and management of a development  department within the Company and its Affiliates as outlined in the
Development Plan (hereinafter defined).

     "Development  Plan" means the  Development  Plan and  Development  Proforma attached hereto as Exhibit A and made a part hereof.

     "Employment  Agreement"  means that  certain  Employment  Agreement  by and between Employee and Home Properties, Inc. dated October 28, 2003.

     "Person" shall mean an individual, a corporation,  trust, partnership, sole proprietorship and other legal entity.

2.   DUTIES  AND  OBLIGATIONS.  Effective  the 1st  day of  January,  2006  (the
     "Effective Date"), the Company hereby engages Employee as an employee,  and
     Employee  hereby  accepts  such  engagement  on  the  following  terms  and conditions:

          A.   Duties.

          (1) Tasks. Employee is responsible to foster all activities reasonably contemplated  in the Development  Plan including,  but not limited to:
          (a) creation, staffing and leadership of a development department (the
          "Development  Department")  and the  undertaking  by such  Development
          Department of the  activities  outlined in the  Development  Plan; (b)
          oversight,  completion  and  initial  rent-up of the  Liberty  Commons
          Development; (c) oversight,  completion and initial rent-up of Phase I of the Trexler Park  Department;  (d) planning of future phases of the
          Trexler Park  Development,  and; (e)  identification  and fostering of future development opportunities contemplated in the Development Plan.

          (2)   Reporting.   Employee  shall  report  on  the  progress  of  all
          development  efforts on a quarterly basis to the Company's Real Estate
          Investment  Committee.  Notwithstanding  the  foregoing,  Employee  is obligated to immediately  inform the Company's Chief Executive Officer and the Board of Directors (by contacting the Chair of the Real Estate
          Investment Committee) of any material and unexpected event.

          (3) As Reasonably  Needed.  During the term of  Employee's  engagement under  this  Agreement,  Employee  shall be  available  during  normal business  hours  and at such  other  times  and  places  as  shall  be reasonably  requested by the executive  officers to assist the Company in conducting its Development Business and such other similar tasks as may be  requested  of Employee by the  executive  officers or Board of
          Directors.

          (4)  Location.  Employee  will be  provided  an office  and  access to support staff as needed to perform the services requested of Employee.

     B.   Limitations.  Employee's  services  shall be in addition to and not in lieu of those set forth in the  Employment  Agreement.  This Agreement
          neither  amends  nor  supersedes  the  Employment   Agreement,   which
          Employment Agreement remains in full force and effect.  Employee shall
          perform  the  services   requested   pursuant  to  this  Agreement  in
          accordance  with  Employee's  own methods and judgment.  Employee may, during the terms of this  Agreement,  act as an officer or director of any other business or activity except as expressly  prohibited by this
          Agreement.

3.   COVENANTS  AS TO  CONFIDENTIAL  INFORMATION  AND  NON-COMPETE.  Employee is
     subject  to  the  same  Covenants  as  to   Confidential   Information  and
     Non-Compete as set forth in Section 6 of the Employment Agreement.  Section
     6 of the Employment  Agreement is incorporated by reference as if fully set forth herein.

4.   COMPENSATION.  In  consideration  of the  performance  by  Employee  of his obligations  under  this  Agreement,  including  but  not  limited  to  the non-compete  agreement  set  forth in  paragraph  3 above,  Employee  shall receive:

     A.   Compensation of $250,000.00 ("Base Salary") payable as follows:

          Upon  execution of this  Agreement  Employee  shall be paid the sum of
          $41,666.66.   Thereafter,   Employee   shall  be  paid  equal  monthly
          installments  of  $20,833.33  each in arrears,  beginning on March 31,
          2006 and continuing on the last day of each month thereafter. Payments shall be made by check payable to Employee.

     B.   Bonus of up to  $150,000  payable  within  sixty  days (60) days after
          December 31, 2006 upon  achievement of the following  objectives on or before that date.  Achievement  of the following  objectives  shall be determined at the sole  discretion of the Chief  Executive  Officer of the Company after consultation with the Compensation  Committee of the
          Board of Directors.

               (1)  $50,000  payable  if the  actual  Net  FFO  Contribution  of development activities for the year 2006 exceeds the budgeted Net
               FFO Contribution for development activities for the year 2006 set forth in the Development Proforma set forth in Exhibit A.

               (2) $25,000 payable if one or more previously unidentified viable development opportunities are identified for the Company.

               (3) $75,000 payable if the project plan and subdivision  plan for the  redevelopment  of Falkland Chase are submitted to Montgomery
               County so that  project  approval  is  reasonably  expected to be obtained in 2007. See Exhibit B for further details.

The Base  Salary and Bonus  shall be paid  pursuant  to the  Company's  standard payroll  policies and shall be subject to  withholding  or  deductions as may be mutually agreed between the Company and Employee or required by law.

5.   TERM.  The term of this  Agreement  shall  commence  on January 1, 2006 and shall  continue  until  December 31, 2006 or until  terminated  as provided below.

6.   TERMINATION.  Either party may  terminate  this  Agreement  with or without cause upon 30 days notice.

7.   MISCELLANEOUS TERMS. This Agreement shall be subject to the following terms and conditions:

     A.   Notices.  Any  notices  required or  permitted  to be given under this
          Agreement  [other than that  specified in Paragraph  A(2)] shall be in writing  and  deemed  to have  been  duly  given or made if  delivered personally  or by  facsimile  on a business  day, or sent by certified mail or recognized  overnight  courier and will be given when received by the addressee:

          If   to Company:

                  Home Properties, Inc.
                  850 Clinton Square
                  Rochester, New York 14604
                  Facsimile:  (585) 232-3147
                  Attn: Janine Schue and Ann McCormick

          If   to Employee:

                  Nelson B. Leenhouts
                  62 Woodbury Dr.
                  Rochester, NY 14618

The notice  specified  in  Paragraph A (2) shall be given  promptly to the Chief
Executive Officer and the Chair of the Real Estate  Investment  Committee in any
manner that a reasonable person would agree to be effective.

          B.   Assignment.  This  Agreement is personal to Employee and Employee may not assign or delegate the rights or obligations hereunder.

          C.   Severability.  Each  paragraph of this Agreement is severable and
               should  any  court  or  other   governmental  body  or  competent
               jurisdiction  declare any provision of this Agreement  invalid or unenforceable by reason of any rule of law or public policy,  all other provisions hereunder shall remain in full force and effect.

          D.   Waiver  of  Breach.  The  waiver  by the  Company  of a breach by
               Employee of any provision of this Agreement  shall not operate to be construed as a waiver of any subsequent breach by Employee.

          E.   Binding  Effect.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the  successors  and assigns of the Company,  including  any acquirer of  substantially  all of the  business or assets of the
               Company and its Affiliates.

          F.   Entire Agreement and Changes.  This Agreement contains the entire agreement  of the parties and may be changed only by an agreement in writing  signed by the party against whom  enforcement  of any waiver, change, modification, extension or discharge is sought.

          G.   Counterparts.  This Agreement may be executed  simultaneously  in two or more counterparts,  each of which shall constitute one and the same instrument.

          H.   Applicable Law; Jurisdiction. This Agreement shall be governed of the State of New York both as to  interpretation  and performance and without  regard to its  principles on conflicts of laws.  The parties submit to the exclusive jurisdiction of the Courts of the
               State of New York,  federal and state,  located in Monroe  County for the resolution of any dispute,  which does or may arise under this Agreement.

     IN WITNESS  WHEREOF,  the parties have executed this  Agreement on the date first written above.

COMPANY:
HOME PROPERTIES INC.

By:      /s/ Edward J. Pettinella
         Edward J. Pettinella, President and
         Chief Executive Officer

By:      /s/ Norman Leenhouts
         Norman Leenhouts
         Co-Chair of the Board

By:      /s/ Clifford W. Smith, Jr.
         Clifford W. Smith, Jr.
         Chair, Compensation Committee

By:      /s/ William Balderston, III
         William Balderston, III.
         Chair, Governance Committee

EMPLOYEE:

/s/ Nelson B. Leenhouts
Nelson B. Leenhouts